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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549



                                   FORM 8-K



                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 1, 1998
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                                  ACE LIMITED
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            (Exact name of registrant as specified in its charter)


Cayman Islands                       1-11778                   Not Applicable
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(State or other jurisdiction       (Commission                (I.R.S. Employer
of Incorporation)                  File Number)              Identification No.)

The ACE Building
30 Woodbourne Avenue
Hamilton, Bermuda                                  HM 08
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(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (441) 295-5200
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                                Not Applicable
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(Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

     On April 1, 1998, ACE Limited completed the acquisition of all of the outstanding shares of capital stock of CAT Limited. The total consideration paid in the acquisition was approximately $711 million, subject to certain post-closing adjustments.

     Included as Exhibit 99.3 to this Current Report on Form 8-K is a copy of the press release dated April 1, 1998 announcing such completion.

Item 7.    Financial Statements and Exhibits.

     (a)   Audited Financial Statements of CAT Limited.
           See Exhibit 99.1

     (b)   Pro Forma Financial Information
           See Exhibit 99.2

     (c)   Exhibits.

     2.1 Stock Purchase Agreement dated as of March 25, 1998, by and among ACE Limited, CAT Limited and the shareholders of CAT Limited (Incorporated by reference to Exhibit 2.1 to ACE Limited's Registration Statement on Form S-3 (Registration No. 333-49257)).

     99.1 Audited Financial Statements of CAT Limited as of and for the years ended December 31, 1997 and 1996.

     99.2 Unaudited Pro Forma Condensed Consolidated Financial Information of ACE Limited.

     99.3  Press release, dated April 1, 1998

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 16, 1998                       ACE LIMITED


                                            By:  Christopher Z. Marshall
                                                 -----------------------
                                                 Christopher Z. Marshall
                                                 Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------
99.1 Audited Financial Statements of CAT Limited as of and for the year ended December 31, 1997 and 1996

99.2 Unaudited Pro Forma Condensed Consolidated Financial Information of ACE Limited.

99.3               Press release, dated April 1, 1998